CERTAIN INFORMATION (INDICATED BY “[***]”) HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE (I) SUCH INFORMATION IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.
Exhibit 4.30

Execution Version

Private & Confidential

DATED May 20, 2024

LEGEND BIOTECH USA, INC.
and
LEGEND BIOTECH IRELAND LIMITED
and
JANSSEN BIOTECH, INC.
and
JANSSEN PHARMACEUTICA NV

AMENDMENT NO. 10 TO COLLABORATION AND LICENSE AGREEMENT
DATED DECEMBER 21, 2017

THIS AMENDMENT No. 10 (this “Amendment”) is made and entered into as of May 20, 2024 (the “Effective Date”), by and between:

(1)LEGEND BIOTECH USA INC., a Delaware corporation (“Legend U.S.”)
(2)LEGEND BIOTECH IRELAND LIMITED, an Irish entity (“Legend Ireland”); together with Legend U.S., “Legend”
(3)JANSSEN BIOTECH, INC., a Pennsylvania corporation (“Janssen USA”) and
(4)JANSSEN PHARMACEUTICA NV (“Janssen NV”); together with Janssen USA, “Janssen”

Legend and Janssen are each referred to herein by name or as a “Party” or, collectively, as “Parties”.

BACKGROUND

A.By an agreement dated December 21, 2017 (the “Original Agreement”), Legend and Janssen entered into a Collaboration and License Agreement to develop, manufacture, and commercialize LCAR-B38M and products containing LCAR-B38M, which was amended by Amendment No. 1 dated February 26, 2018 (labeled as “Letter Agreement”); Amendment No. 2 dated March 12, 2018 (labeled as “First Amendment to the Collaboration and License Agreement”); Amendment No. 3 dated December 10, 2018 (labeled as “Letter Agreement No. 2”); Amendment No. 4 dated December 16, 2019 (labeled as “Amendment No. 1 to Collaboration and License Agreement”); Amendment No. 5 dated November 30, 2020 (labeled as “Amendment No.2 to Collaboration and License Agreement”); Amendment No. 6 dated December 7, 2020 (labeled as “Amendment No.3 to Collaboration and License Agreement”); Amendment No. 7 dated July 26, 2021 (labeled as “Amendment No. 6 to Collaboration and License Agreement”); Amendment No. 8 dated November 11, 2021 (labeled as “Amendment No. 7 to Collaboration and License Agreement”), and Amendment No. 9 dated July 7, 2022 (collectively, the “Agreement”).

B.On June 30, 2023 (the “LIBOR Retirement Date”), the London Interbank Offered Rate (LIBOR) was retired in favor of Secured Overnight Financing Rate (SOFR). The Agreement provides for calculation of interest [***] based on LIBOR. With the change from LIBOR to SOFR, the Parties wish to amend the Agreement to modify how interest [***] is calculated.

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.DEFINITIONS

For purposes of this Amendment, the capitalized terms used herein shall have the defined meanings specified in the terms below or elsewhere herein. Unless otherwise defined herein, each capitalized term used in this Amendment shall have the meaning assigned to it in the Agreement, as modified hereby.

2.AMENDMENTS

Due to the change from London Interbank Offered Rate (LIBOR) to Secured Overnight Financing Rate (SOFR), effective as the LIBOR Retirement Date:

A.Section 7.3.5(h)(ii) of the Agreement is deleted in its entirety and replaced with the following text; and
(ii) [***].
B.Section 7.10 of the Agreement is amended to replace the term “LIBOR” with “SOFR”.

1.The Agreement shall be deemed to have been amended in accordance with Section 14.8 of the Agreement. Except as expressly modified hereby, the Agreement shall remain in full force and effect as originally executed by the Parties. This Amendment supersedes any other prior writing and prior or contemporaneous oral agreements or understandings between the Parties that relate to or arise out of this Amendment and any related matters. This Amendment, together with the Agreement, fully integrates the Parties’ agreement and understanding with respect to all matters covered by it.

2.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized representatives as of the date and year first above written.

LEGEND BIOTECH USA INC.    LEGEND BIOTECH IRELAND LIMITED

By:    /s/ Ying Huang         By:    /s/ Sheila Cronin

Name: Ying Huang        Name: Sheila Cronin

Title:     CEO        Title:     Company Director

JANSSEN BIOTECH, INC.    JANSSEN PHARMACEUTICA NV

By:    /s/ Tyrone Brewer         By:     /s/ Bart Van Waeyenberge

Name: Tyrone Brewer        Name: Bart Van Waeyenberge

Title:    President, JBI_________________    Title:     Board Member JPNV

JANSSEN PHARMACEUTICA NV

By:    /s/ Jan Van Der Goten

Name: Jan Van Der Goten

Title:    Board Member JPNV